                                                                            FORM
                                                                            ----
                                   AGREEMENT
                                   ---------

          AGREEMENT made and entered into as of the 26th day of January, 1996 effective December 28, 1995 by and between SEAMAN FURNITURE COMPANY, INC., located at 300 Crossways Park Drive, Woodbury, New York 11797, a Delaware Corporation, hereinafter referred to as the Employer or Company, and LOCAL 875 affiliated with the INTERNATIONAL BROTHERHOOD OF TEAMSTERS, hereinafter designated as the Union or the Local.

                              W I T N E S S E T H:
                              -------------------
          WHEREAS, the Employer is engaged in the business of retail sale of furniture and
          WHEREAS, the Union represents the majority of the Employees of the Employer at Employer's Central Islip, New York Warehouse, and
          WHEREAS, the parties hereto desire to cooperate in establishing conditions in the Employer's Central Islip, New York Warehouse, which will tend to secure to the workers a living wage, improve the standards of labor, abolish unfair competition insofar as labor is concerned, and provide methods for a fair and peaceful adjustment of all disputes that may arise between the parties hereto,
          NOW THEREFORE, in consideration of one dollar and other good and valuable consideration to each in hand paid by the other, and in consideration of the mutual promises and obligations herein assumed and made, the parties hereby agree as follows:

ARTICLE I
- - ---------
                                   GOOD FAITH
                                   ----------

          The Employer and the Union hereby agree that they will in good faith live up to the provisions of this Agreement, and that this Agreement is entered into by the Union and the Employer on behalf of the employees of the Employer, now employed or hereafter to be employed, in the bargaining unit as defined in
Article II hereof.

ARTICLE II
- - ----------
                                  RECOGNITION
                                  -----------

          The Employer agrees to and does hereby recognize the Union as the sole and exclusive bargaining agent for all warehouse employees at the Employer's Central Islip, New York Warehouse, excluding clerical and office employees, guards, professional employees and supervisors as defined in the Labor Management Relations Act of 1947.
          This Agreement shall cover all future plants within a one hundred twenty-five (125) mile radius measured from the Company's headquarters which the Company may operate during the term of this Agreement or any extension of this Agreement, including all plants within the radius operated as the result of expansion or change. This clause shall insure the benefit of the Local herein only, but not its successors or assigns.

ARTICLE III
- - -----------
                                 UNION SECURITY
                                 --------------

          All workers who are members of the Local Union on the effective date of this subsection or on the date of execution of this Agreement, whichever is the later, shall remain members of the Local Union in good standing as a condition of employment. All present employees who are not members of this Local Union and all employees who are hired hereafter shall become and remain members in good standing of the Local Union as a condition of employment by the 61st day following the effective date of this subsection or the date of their employment, whichever is the later. This provision shall be made and become effective as of such time as it may be made and become effective under the provisions of the National Labor Relations Act, but not retroactively.
          The failure of any person to become a member of the Union at the required time shall obligate the Employer, upon written notice from the Union to such effect and to further effect that Union membership was available to such person on the same terms and conditions generally available to other members, to forthwith discharge such person. Further, the failure of any person to maintain his or her Union membership in good standing as required herein shall, upon written notice to the Employer by the Union to such effect, obligate the Employer to discharge such person.
          In the event of any change in the law during the term of this Agreement, the Employer agrees that the Union will be entitled to receive the maximum Union security which may be lawfully permissible.
          No provision of this Article shall apply in any state to the extent that it may be prohibited by State law. If under applicable State law, additional requirements must be met before any such provisions may become effective, such additional requirements shall first be met.
          If any provisions of this Article are invalid under the law of any state wherein this Agreement is executed, such provisions shall be modified to comply with the requirements of State law or shall be re-negotiated for the purpose of adequate replacement. If such negotiations shall not result in a mutually satisfactory agreement, the Union and Employer shall be permitted all legal or economic recourse.

ARTICLE IV
- - ----------
                                   CHECK-OFF
                                   ---------

          The Employer agrees to deduct, on the first pay day of each month, from the salary or wages of the employees covered by this Agreement such Union dues and initiation fees as the Union, by written notice, advises the Employer are regularly due as such from the employees, and will turn such monies over to the Union on or before the TENTH DAY of each month, covering the prior month, together with its listing of the employees and amount, from whom such monies have been deducted, provided, however, that the Employer will make such deduction only from wages of those employees who submit individual written authorization to the Employer directing and authorizing the Employer to make such deductions.
          Any monies deducted from the employees are to remain the property of the Union and in no event shall the Employer be permitted to use said monies for any other purpose.

ARTICLE V
- - ---------
                                 HOURS OF WORK
                                 -------------

          Each regular shift shall consist of not more than eight (8) hours per day, and shall constitute a regular work day. The regular work week shall consist of five (5) days and shall commence on Monday and terminate on Saturday of each week. Employees who regularly work a particular shift must receive at least one (1) week's notice before working a different shift. Employees switching to the different shift must remain on that shift for at least two (2) weeks unless mutually waived by the Employer and Union.

ARTICLE VI
- - ----------
                                    OVERTIME
                                    --------

          Work performed in excess of eight (8) hours per day and/or forty (40) hours per week shall be considered as overtime work and shall be paid for at the rate of time and one-half the regular rate of pay. Work performed on holidays shall be paid for at the rate of time and one-half, in addition to the holiday pay. Work performed on Sunday will be paid for at the rate of double time. In any week during which a holiday occurs, the holiday shall be regarded as a regular day worked, and overtime shall commence after thirty-two (32) hours of work that week.

ARTICLE VII
- - -----------
                                    HOLIDAYS
                                    --------

          The Employer shall not require its employees to work on the foregoing holidays, and shall pay them for such holidays.
                 New Year's Day                   July 4th
                 Martin Luther King's Birthday    Labor Day
                 Washington's Birthday            Thanksgiving Day
                 Memorial Day                     Christmas Day
                                                  Employee's Birthday*

One (1) floating holiday to be determined by management with four (4) weeks' notice.
          To be eligible for holiday pay, the employee must work the full scheduled day before and the full scheduled day after the said holiday, unless that employee is on lay-off or absent due to a verifiable illness or emergency. Employees with legitimate illnesses during the work day who are required to leave early will not forfeit the holiday.
          Holiday pay for the employees who do not work on the foregoing holiday shall be eight (8) hours pay.
          * For those employees hired after the effective date of the Agreement, there will be a one-year waiting period before becoming eligible for the Employee Birthday holiday.
          A. If any of said holidays fall on Saturday, then even though no work shall be performed, the employees shall be paid at straight time for that day.
          B. If any of said holidays shall fall on Sunday, then the Monday following shall be considered the holiday, and even though no work shall have been performed on such Monday, the employees shall be paid for that day.
          C. If any of the above holidays shall fall within the employee's vacation period, his or her vacation shall be extended one (1) day with pay.
          D. Employees absent because of a compensable illness or injury shall be entitled to full holiday pay, provided illness is temporary and does not exceed six (6) weeks' duration.

          E. If any of said holidays shall fall on Monday, employees working the Tuesday through Saturday workweek, shall celebrate the holiday on Tuesday of that week.

ARTICLE VIII
- - ------------
                                 PERSONAL DAYS
                                 -------------

          Employees hired prior to the effective date of the Agreement, December 28, 1995, will be eligible for three (3) Personal Days per calendar year. Personal Days are to be scheduled in advance and require Management's approval. Personal Days must be used by the end of the calendar year. Carry over from one year to the next is not permitted nor will there be a pay out of the cash equivalent of any or all of the unused entitlement.
          For those hired after the effective date of the Agreement, the following applies:
          1. if the employee is hired after the start of the calendar year but prior to August 1, the employee will be eligible for three (3) Personal Days after completing his or her probationary period;
          2. if the employee is hired after August 1, the employee will be eligible for three (3) Personal Days at the beginning of the calendar year after completing one year of service.

ARTICLE IX
- - ----------
                                   VACATIONS
                                   ---------

          The Employer shall grant vacation with pay for all its employees in accordance with the provisions of this paragraph as set forth below:

          All employees shall receive not less than his or her prorated vacation as follows:
          One (1) week of vacation for all employees with one (1) year or more but less than two (2) years in the employ of the Employer.
          Two (2) weeks of vacation with pay for all employees with two (2) years or more in the employ of the Employer.
          Three (3) weeks of vacation with pay for all employees with six (6) years or more in the employ of the Employer.
          Four (4) weeks of vacation with pay for all employees with fourteen
(14) years or more in the employ of the Employer.
          The Employer shall pay to all its employees their vacation pay prior to the employee going on his or her vacation.
          There will be no vacations between November 1 through and including December 24, in any year. For those employees hired after the effective date with an anniversary date during the period between November 1 and December 24, for their first vacation earned only, they will be permitted to carry it over to the next calendar year, but it must be taken by June 1.
          Employees who have been employed for one year or more, who are discharged, leave their employment or who are laid off at any time during the term of this Agreement, shall be paid pro-rata vacation at the time of their job severance. Such pro-rata vacation shall be based upon the vacation provisions above set forth.

ARTICLE X
- - ---------
                            WAGES AND WAGE INCREASES
                            ------------------------

          A. Effective as of December 28, 1995, there shall be a general wage increase of seventy-five cents per hour for all employees covered by this Agreement who by such date have completed their probationary period.
          B. Effective as of December 30, 1996, there shall be a general wage increase of fifty (50) cents per hour for all employees covered by this Agreement who by such date have completed their probationary period.
          C. Effective as of December 29, 1997, there shall be a general wage increase of fifty (50) cents per hour for all employees covered by this Agreement who by such date have completed their probationary period.

ARTICLE XI
- - ----------
                      MEDICAL AND LIFE INSURANCE BENEFITS
                      -----------------------------------

          A. In order to protect and promote the health and welfare of the employees, the Employer will make available U.S. Healthcare Medical Plan ("U.S. Healthcare") coverage, subject to the terms and conditions of that plan, from March 1, 1996 through the expiration date of this Agreement. Those employees who decide to enroll in U.S. Healthcare may choose the coverage of either (i) U.S. Healthcare's Value Plus or (ii) U.S. Healthcare's Quality Point of Service or (iii) decline U.S. Healthcare coverage.
          Those employees who enroll in U.S. Healthcare's Value Plus will pay, each pay period, $6.92 for Individual Coverage or $18.46 for Family coverage. Those employees who enroll in U.S.

Healthcare's Quality Point of Service will pay, each pay period, $11.54 for Individual Coverage or $27.69 for Family Coverage. The employee's contribution will not increase during the term of this Agreement (i.e. until December 28,
1998).
          B. The employer will make available to eligible members, life insurance, subject to the terms and conditions of that plan, from March 1, 1996 through the expiration date of this Agreement. Those employees with two (2) years or less in the employ of the Employer will be provided with life insurance in the amount of $1,500.00 and accidental death and dismemberment benefits in the amount of $1,500.00.
          Those employees with three, four or five (3, 4, or 5) years in the employ of the Employer will be provided with life insurance in the amount of $2,500.00 and accidental death and dismemberment benefits in the amount of $1,500.00
          Those employees with five (5) years or more in the employ of the Employer will be provided with life insurance in the amount of $5,000.00 and accidental death and dismemberment benefits in the amount of $1,500.00.
          C. Until March 1, 1996, the employees will continue to be covered by the Local 875 Louis Hirsch Memorial Welfare Fund and the Employer will pay the monthly contribution for each employee for the months of January and February 1996.
          Employer shall continue to make any other payment required to be made by the Employer such as New York Disability payments, New York Unemployment Insurance, Social Security, Workers' Compensation, etc.

ARTICLE XII
- - -----------
                                  PENSION FUND
                                  ------------

          In order to protect and promote security for employees in the industry, the Union has established a PENSION FUND, which is administered under a Declaration of Trust adopted by its members.
          The Employer will not make any payments to the Pension Fund until the Union demonstrates, to the satisfaction of the Employer, that the Pension Fund is not overfunded. If the Pension Fund is overfunded either presently or in the future, the Employer shall have no obligation to make any further contributions to the fund. If at any time thereafter, the Union demonstrates to the satisfaction of the Employer that the Pension Fund is not overfunded, the Employer will make such contributions as are necessary to maintain the same level of benefits available on the date of this Agreement, up to a maximum of eight percent (8%) of the gross earnings for each Employee covered by this Agreement.

ARTICLE XIII
- - ------------
                                   LEGAL FUND
                                   ----------

          The Union has established the Local 875 Pre-Paid Legal Plan (the "Legal Plan"), which is administered under a Trust Indenture adopted by its members. Effective as of December 28, 1995, the Employer shall contribute to the Legal Plan $12.50 per month per employee, which sum shall be utilized by the Trustees of the Legal Plan in accordance with the Trust Indenture.

ARTICLE XIV
- - -----------
                              GRIEVANCE PROCEDURE
                              -------------------

          A grievance is hereby jointly defined to be any controversy, complaint, misunderstanding, or dispute.
          Any grievance arising between the Company and the Union shall be settled in the following manner:
          A. The aggrieved employee or employees must present the grievance to the Shop Steward within five (5) working days after the reason for the grievance has occurred, except that no time limit shall apply in case of violation of wage provisions of this Agreement. If a satisfactory settlement is not effected with the Director of Distribution within three (3) working days, the Shop Steward and employee shall submit such grievance in writing to the Union's Business Representative.
          B. The Business Representative shall then take the matter up with a representative of the Company with authority to act upon such grievance. A decision must be made within five (5) working days.
          C. If the Company fails to comply with any settlement of the grievance or fails to comply with the procedures of this Article, the Union has the right to take all legal and economic action to enforce its demands.

Section 2:
- - ---------
          Any Shop Steward shall be permitted to leave his or her work to investigate and adjust the grievance of any employee within his or her jurisdiction, after notification to his or her Supervisor. Employees shall have the Shop Steward or a representative of the Union present during the discussion of any grievance with representatives of the Company.

Section 3:
- - ---------

          A. The dispute shall then be submitted to arbitration. An Arbitrator shall be selected from a list provided by the Federal Mediation Conciliation Service or an otherwise mutually agreed upon Arbitrator.
          B. Expense of the Arbitrator selected or appointed shall be borne equally by the Company and the Union, unless Arbitration is requested because of the Employer's failure to make remittances as required by this Agreement, in which event the Employer shall pay the total cost.

Section 4:
- - ---------
          The Arbitrator shall not have the authority to amend or modify this Agreement or establish new terms or conditions under this Agreement. The Arbitrator shall determine any question or arbitrability. In the event the position of the Union is sustained, the aggrieved party shall be entitled to all the benefits of this Agreement which should have accrued to him or her had there been no grievance.

Section 5:
- - ---------
          Both parties agree to accept the decision of the Arbitrator as final and binding. If the Company fails to comply with the award of the Arbitrator or with the procedures of this Article, the Union has a right to take all legal and economic action to enforce compliance.

ARTICLE XV
- - ----------
                                   SENIORITY
                                   ---------

          A. The Employer recognizes the principle of seniority. For the purpose of lay-off and rehiring, seniority shall be on a plant-wide basis, in that the last employee hired in the plant-wide basis shall be the first employee laid off and the last employee laid off shall be the first employee rehired provided said employee has the skill and the ability to perform the job.
          B. It is agreed by the Company and the Union that all Shop Stewards and officers of the Union have seniority over all employees in the plant providing they can do the work that is to be done.
          C. Any employee who is laid off six (6) consecutive months shall lose his or her seniority. However, if he or she is rehired thereafter, such employee shall return with his or her original seniority.
          D. The right of seniority in re-employment shall be accorded to a laid off employee prior to new employees being hired, provided such said off employees responded to a call to report for work not more than three (3) working days after notice has been sent to him or her by registered mail, return receipt requested, to his or her last-known post office address.
          E. Preference in assignment to shift work and choice of newly-created jobs shall be given to employees having seniority provided said employees have the skill and ability to perform the job. An employee does not have the right to "bump" into any other job function. The Employer shall not be required to train employees for any job including those which are newly created.
          F. Seniority right to a laid off employee will continue to accumulate while he or she is laid off.
          G. It is agreed between the parties that seniority by department will prevail for temporary daily work assignments.

ARTICLE XVI
- - -----------
                          NOTICE TO AND FROM THE UNION
                          ----------------------------

          A. A seniority list, including name, category, rate of pay, and starting date, shall be submitted every other month.
          B. Remittance sheets, including names, new employees' starting date, old employees' termination date, gross wages earned for the preceding month for each employee, the amounts of dues and initiation checked-off, contributions to fringe benefit funds, and for what monthly periods, shall be remitted once a month, within ten (10) days after the first day of each month, together with checks made payable to the proper fringe benefit fund and dues and initiation to Local 875, I.B.T.
          C. All necessary cards, properly signed, to the fringe benefit funds, from a new employee, must be submitted with the remittance sheet.
          D. For failure to submit the remittance sheet within ten (10) days after it is due, then in such event, the Union at its option, may take economic action until it is submitted, and the Employer shall pay to employees for all time out on strike or work stoppage their regular rate of pay.

          E. If the Employer fails to notify the Union of the hiring of a new employee and/or the rehiring of employee, then in such event, the Employer shall be responsible from the first day due, for all monies as if he or she collected same to the Union for dues, initiations and contributions to all fringe benefit funds as described herein.
          F. For failure to remit monies due to the Union for dues, initiations and any fringe benefit fund before the sixty-first (61st) day of accrual, the Union, at its option, may charge a bookkeeping fee of two (2%) percent per month or any part thereof until it is remitted, provided that not less than ten (10) days written notice of the proposed charge is given to the Employer and the Employer fails to remit within ten (10) days.
          G. If the Employer fails to notify the Union of the termination of an employee, for any reason, then in such event, the Employer shall be responsible for all monies, as if he or she collected same, to the Union for dues, initiation and contributions to all fringe benefit funds, if any, as described herein.
          H. The Trustees of the Legal Plan and, if the Employer is then making contributions to the Pension Fund the Trustees of the Pension Fund, may audit the Employer's payroll books and records after giving reasonable notice to the Employer, and if contributions are incorrect, the Employer shall pay the cost of such audit and all legal fees necessary and incident to collect the same.

          I. In the event of default by the Employer in the payment of contributions to the Funds mentioned in this Agreement, the Trustees may take legal action to obtain payment, including but not limited to, the commencement of arbitration proceedings for such purposes before an Arbitrator, selected by the appropriate Trustees. All expenses thereto, including but not limited to, the fee and expenses of the Arbitration and any filing or other administrative fee plus reasonable attorney's fees fixed at twenty (20%) percent of the indebtedness, together with interest at a reasonable rate on any monies determined to be due, shall be chargeable to and an obligation of, the contributing Employer against whom such suit is brought or such arbitration proceedings is commenced. The Arbitrator may schedule a hearing on twenty-four
(24) hours notice by regular or certified mail.

ARTICLE XVII
- - ------------
                                 BULLETIN BOARD
                                 --------------

          The Employer will provide the Union with a Bulletin Board in an appropriate location in the plant to be used by the Union for posting of all Union notices and literature.

ARTICLE XVIII
- - -------------
                               NON-DISCRIMINATION
                               ------------------

          No employee shall be discriminated against, directly or indirectly, because of his or her membership in or activity on behalf of the Union, nor will the Employer, directly or indirectly discourage membership in the Union, and the provisions of this Agreement shall apply to all employees without discrimination as to gender, color, race, creed, age or national origin, or disability.

ARTICLE XIX
- - -----------
                         SAFETY AND SANITARY CONDITIONS
                         ------------------------------

          The Company shall furnish and maintain safe and healthful sanitary conditions, including clean and adequate locker accommodations, washing facilities and toilets.

ARTICLE XX
- - ----------
                                   VISITATION
                                   ----------

          Union representatives shall be given the right to enter the plant premises at all reasonable times for the purpose of investigating grievances and to secure the enforcement of the contract and for such other purposes as may be necessary; provided, however, that prior to entering the plant property they shall first advise the front office of their presence and intention to enter the plant property.

ARTICLE XXI
- - -----------
                                LEAVE OF ABSENCE
                                ----------------

          A. In accordance with the Family and Medical Leave Act of 1993 (the "FMLA"), an employee who has been employed by the Employer for at least twelve
(12) months (at the time the leave commences) and has worked at least 1,250 compensable hours during the twelve (12) months prior to the leave is entitled to a total of twelve (12) weeks of unpaid leave during any twelve (12) month period for the reasons listed in the FMLA. An employee who takes a leave of absence under FMLA is required to use his or her accrued vacation, sick or personal days during the leave period. For example, when two weeks of accrued paid leave is used by an employee for FMLA purposes, the Employer will provide ten (10) weeks unpaid leave to total twelve (12) weeks. A leave of absence under FMLA will be granted in accordance with Employer's then existing procedures. The FMLA and the regulations promulgated thereunder will govern the procedures for a leave of absence unless state law provides greater family and medical leave rights in which case the state law will govern.
          B. Any employee upon application in writing may be granted a leave of absence without pay not to exceed one (1) month because of official Union business. No more than five (5%) percent of the work force may be out on leave of absence at any one time. This leave of absence must be authorized by the Distribution Manager.

ARTICLE XXII
- - ------------
                               EXISTING PRACTICES
                               ------------------

          All benefits of employment in existence at the effective date of this Agreement and not modified by the Agreement shall be continued without modification.

ARTICLE XXIII
- - -------------
                             NO STRIKE - NO LOCKOUT
                             ----------------------

          During the term of this Agreement the Employer agrees that they will not declare or authorize a lockout unless the Union fails to comply with an arbitration award within forty-eight (48) hours after the award has been made. Neither the Union nor its officers, agent or representative shall be liable for any acts of any person or any workers participating in any strike or work stoppage unless such act or strike or work stoppage has been expressly authorized by the Union and in conformance with the provisions of the Constitution of the Union and the provisions of the International Union Constitution.
          The parties further agree that any strike, slowdown or stoppage not authorized as herein specified shall not be deemed a violation of this Agreement.
          In the event of an unauthorized slowdown or work stoppage, the Union agrees within twenty-four (24) hours after receipt of notice thereof from the Employer solely to endeavor in good faith to bring about a return to work of its members who have stopped work. Upon failure of the employees to return to work within the said twenty-four (24) hours, the Employer may take appropriate action with respect to such employee or employees. Compliance by the Union in good faith herewith shall be deemed full compliance with the Union's obligation hereunder.

ARTICLE XXIV
- - ------------
                                GUARANTEED WORK
                                ---------------

          Employees regularly scheduled for full-shift work shall be given eight
(8) hours work or the monetary equivalent thereof unless notified on the previous day not to report, except in cases of power failure, Acts of God or other such circumstances beyond the Employer's control. This clause shall not apply to part time or premium work except that employees called in as opposed to being scheduled for their regular shift shall be guaranteed at least four (4) hours work or the monetary equivalent thereof.

ARTICLE XXV
- - -----------
                                   TRANSFERS
                                   ---------

          Employees performing work in one classification and transferred to perform work in a classification for which the wage rate is lower than that of the original classification, shall receive pay at the rate set forth in their original classification. Employees required to do work in a classification for which there is a higher rate of pay shall train in that classification for a maximum of sixty (60) days. Should an employee pass his or her training period, he or she shall retroactively receive fifty (50%) percent of the higher rate for time trained. Upon passing his or her training period, he or she shall thereafter receive the higher rate. It is agreed that the furniture refinishing training period shall be a maximum of four (4) months.

ARTICLE XXVI
- - ------------
                                   DISCHARGE
                                   ---------

          No employee shall be discharged except for just and sufficient cause. Any employee, if he or she is discharged shall be granted an interview with his or her Shop Steward.
          Whenever the Union disputes and/or disagrees with the justification for the discharge of any employee, the Union shall provide the Employer with a written notice of its dispute and/or disagreement within one (1) working day of the time that the individual is required to leave the plant premises or the chief steward receives official notification of the Employer's intention to discharge the said employee, whichever occurs later. The dispute and/or disagreement shall thereupon be adjusted between the parties in the manner provided for in Article XIV of this Agreement. Any employee who has been discharged and subsequently reinstated as a result of invoking the machinery for resolving dispute as set forth in Article XIV may be reinstated to his or her former job with full pay.
          New employees shall have a sixty (60) day probationary period during which time the Employer reserves the right to discharge, and such discharge shall not be subject to the grievance procedure. This sixty (60) day period shall consist of sixty (60) days on the job, working at the warehouse.

ARTICLE XXVII
- - -------------
                             COLLECTIVE BARGAINING
                             ---------------------

          The Company agrees that it will negotiate with Union during the term of this Agreement concerning any matter involving wages, hours and working conditions of the employees, which is not specifically provided for in this Agreement and which is not a subject of any grievance.

ARTICLE XXVIII
- - --------------
                                 SUBCONTRACTING
                                 --------------

          The Company will not, so long as equipment and personnel are available, subcontract work which is customarily performed by employees in the bargaining unit, to any other company.

ARTICLE XXIX
- - ------------
                              PROTECTION OF RIGHTS
                              --------------------

          Picket Line:  It shall not be a violation of this Agreement, and shall
          -----------
not be cause for discharge or disciplinary action, in the event an employee:
(1) refuses to enter upon any property of his or her Employer involved in a lawful primary

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

labor dispute or refuses to go through or work behind any lawful primary picket lines at his or her Employer's place of business, including primary picket lines of Union's parties to this Agreement.

ARTICLE XXX
- - -----------
                                 ASSIGNABILITY
                                 -------------

          This Agreement shall be binding upon the parties hereto, their successors and assigns.

ARTICLE XXXI
- - ------------
                                 EFFECTIVE DATE
                                 --------------

          All the terms and conditions of this Agreement shall be effective as of December 28, 1995, except as otherwise indicated.

ARTICLE XXXII
- - -------------
                                  SEPARABILITY
                                  ------------

          It is understood and agreed that if any provision of the Agreement or the application of such provision to any person or circumstances shall be held invalid, the remainder of this Agreement or the application of such provision to other person or circumstances shall not be affected thereby.

ARTICLE XXXIII
- - --------------
                             MINIMUM STARTING WAGES
                             ----------------------

          The Employer agrees that in no event shall it pay its employees less than the minimum wages decreed by the New York State and/or Federal Agencies having jurisdiction thereof during the term of this Agreement.
          Upon completion of the sixty (60) day probationary period, employees shall receive thirty (30) cents per hour.

ARTICLE XXXIV
- - -------------
                                   SICK LEAVE
                                   ----------

          The Employer agrees to grant to all of its eligible employees covered by this Agreement, six (6) days per calendar year for sick leave. Should any sick days not be used, the monetary equivalent of the unused portion shall be paid to the employees by Christmas of each calendar year.
          A new employee must work six (6) months to be eligible for sick leave.

ARTICLE XXXV
- - ------------
                                BEREAVEMENT PAY
                                ---------------

          Employees shall be able to receive up to three (3) days mourning leave with pay in the event of the death of an employee's spouse, mother, father, brother, sister, child, grandparent, grandchild, current mother-in-law or current father-in-law. This shall be a make-whole provision. If death occurs over a weekend, vacation, etc., an employee shall receive bereavement pay for actual work days lost only. Proof of relationship and proof of death will be required.

ARTICLE XXXVI
- - -------------
                                 SEVERANCE PAY
                                 -------------

          If the Employer goes out of business, each employee who has six (6) months of seniority or more, shall receive one (1) week's severance pay.

ARTICLE XXXVII
- - --------------
                                 MISCELLANEOUS
                                 -------------

          The Employer will use its best efforts to secure checks for the night shift only, the evening prior to the normal distribution of checks. Checks must not be cashed until the following day.

ARTICLE XXXVIII
- - ---------------
                                    DURATION
                                    --------

          The foregoing Agreement between the Employer and the Union shall continue in full force and effect from December 28, 1995 to December 29, 1998 and shall be automatically renewed from year to year thereafter unless at least sixty (60) days prior to any expiration date either party desiring to terminate or modify Agreement shall so notify the other party in writing.

          IN WITNESS WHEREOF the Employer has caused these present to be signed.

SEAMAN FURNITURE COMPANY, INC.             LOCAL 875, AFFILIATED WITH
                                           INTERNATIONAL BROTHERHOOD OF
                                           TEAMSTERS



BY:                                        BY:
   ---------------------------                ---------------------------

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